Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A of our report dated October 27, 2010, relating to the audits of the consolidated financial statements of Jinhao Power Holdings Limited. for the years ended December 31, 2009 and 2008 and to the reference to our Firm under the caption "Experts" in the Prospectus.

Signed: "MSCM LLP’"

Chartered Accountants
Licensed Public Accountants
December 17, 2010